Exhibit 99.1

Black Ridge Oil & Gas Becomes Sow Good and Begins Trading Under SOWG Stock Symbol

Sow Good to begin production of differentiated freeze-dried snacks, smoothies and soups from Irving facility in Q1 2021

IRVING, Texas, Jan. 22, 2021--(PR Newswire)—Black Ridge Oil and Gas, Inc. today announced that it has changed its name to Sow Good Inc. to reflect its entrance into the freeze-dried food products market. Additionally, Sow Good’s common shares will now trade under the symbol “SOWG”, replacing the prior symbol of ANFC.

Sow Good is an emerging consumer products platform focused on manufacturing and marketing freeze-dried snacks, smoothies and soups.

“At Sow Good, we’re on a mission to revolutionize food. To fight food waste and food insecurity with products that stay good, are good, taste good and do good” said Claudia Goldfarb, Chief Executive Officer. “By marrying ethical sourcing with the magic of freeze-drying, we’re able to support the health and wellness of communities, people and the planet.”

Sow Good will launch its line of freeze-dried snacks, smoothies and soups, and its direct-to-consumer focused website, to coincide with initial production from its state-of-the-art facility located in Irving, Texas. Sow Good expects to begin production in the first quarter of 2021. Investors are welcomed to visit www.thisissowgood.com to follow product launch updates.

Sow Good’s unique food products are targeting the large, and growing, freeze-dried food products market. The global freeze-dried food products market is estimated by Technavio to total nearly $60B in 2020, with the United States representing almost 30% of the total. Technavio further projects market growth to continue at over 8% per year through 2024.

Sow Good management is well positioned to lead the Company’s growth. As announced in October, Claudia and Ira Goldfarb joined Sow Good as CEO and Executive Chairman, respectively. The Goldfarb’s have extensive experience with freeze-dried manufacturing and in building food product-focused companies. The Company further announced in October that it has appointed Greg Creed, a veteran restaurant executive, to the Company’s Board of Directors. Mr. Creed most recently held the position of CEO of Yum! Brands, Inc., and previously led Taco Bell as its CEO.

No action is needed from current shareholders in relation to the name or ticker symbol change. The common stock will continue to be listed on the OTCQB, with new CUSIP identifier of 84612H106.

Sow Good Inc. (SOWG:OTCQB) is dedicated to producing the highest quality and most nutritious products in the freeze-dried food industry while building a brand that celebrates the importance of sustainability, the environment and our communities.

On October 1, 2020, the Company finalized its acquisition of the freeze-dried food business assets from S-FDF, LLC. Production is expected to begin at the Irving, Texas based 20,000 square foot state-of-the art facility in Q1 of 2021. Additional announcements regarding the Company's website and product launch will be forthcoming.

Forward Looking Statements
Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.